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Exhibit 5

FAEGRE & BENSON LLP
2200 Wells Fargo Center, 90 South Seventh Street
Minneapolis, Minnesota 55402-3901
TELEPHONE 612.766.7000
FACSIMILE 612.766.1600
www.faegre.com

April 21, 2004

Gander Mountain Company
4567 American Boulevard West
Minneapolis, Minnesota 55437

Ladies and Gentlemen:

        In connection with the proposed registration under the Securities Act of 1933, as amended, of up to 833,750 shares of Common Stock, par value $.01 per share (the "Shares"), of Gander Mountain Company, a Minnesota corporation (the "Company"), we have examined such corporate records and other documents, including the Registration Statement on Form S-1 relating to such shares (as such Registration Statement may be amended from time to time, the "Registration Statement"), and have reviewed such matters of law as we have deemed necessary for this opinion, and we advise you that in our opinion:

          1.     The Company is a corporation duly organized and existing under the laws of the State of Minnesota.

          2.     When the Amended and Restated Articles of Incorporation are properly filed with, and accepted by, the Secretary of State of the State of Minnesota in the form filed as Exhibit 3.3 to the Registration Statement and the Shares are issued and sold as contemplated in the Registration Statement, with payment for the Shares received by the Company, all necessary corporate action on the part of the Company will have been taken to authorize the issuance and sale of the Shares and the Shares will be legally and validly issued and fully paid and nonassessable.

        It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.

        We consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" in the Prospectus constituting a part of the Registration Statement and to the reference to our firm wherever appearing therein.

Very truly yours,
FAEGRE & BENSON LLP
By:	/s/ W. MORGAN BURNS W. Morgan Burns

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  Exhibit 5